                                                                    Exhibit 99.1

Company contacts:
Bob Blair
Western Digital Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Western Digital Public Relations
949.672.7817
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

          WESTERN DIGITAL REPORTS EPS OF $.26, REVENUE OF $706 MILLION,
            10.3 MILLION UNITS SHIPPED FOR FISCAL Q3; YEAR-OVER-YEAR
                  REVENUE GROWTH OF 19%, NET INCOME RISES 184%

LAKE FOREST, Calif. - Apr. 24, 2003 - Western Digital Corp. (NYSE: WDC) today reported revenue of $706 million on unit shipments of approximately 10.3 million, and net income of $54.5 million, or $.26 per share for its third fiscal quarter ending March 28, 2003.

      These results represent year-over-year revenue growth of 19 percent and net income growth of 184 percent on a 27 percent increase in unit shipments.

      A year ago in the March 2002 quarter, Western Digital produced revenue of $595 million, shipped 8.1 million units and earned $19.2 million, or $.10 per share. The year-ago results included tax benefits and investment gains totaling $4.0 million.

      Average selling prices were $68 in the March 2003 quarter, down $5 from the unusually strong December quarter, but essentially flat with both the September and June quarters of calendar 2002. The gross margin and operating margin in the March 2003 quarter were 17.3 percent and 8.1 percent, respectively.

Western Digital Reports EPS of $.26, Revenue of $706 Million,
10.3 Million Units Shipped For Fiscal Q3; Year-Over-Year
Revenue Growth Of 19%, Net Income Rises 184%
Page 2


      The Company generated $99 million in cash flow from operations in the March quarter, reflecting balanced linearity of shipments and solid asset management. The cash balance at quarter's end totaled $347 million, exceeding the cash position at the end of December, despite a cash payment of $74 million in the quarter, which retired substantially all of the Company's remaining convertible debt.

      "These results demonstrate healthy industry demand for hard drives and continued strong execution by the Western Digital team in achieving customer satisfaction and maximizing profitability through excellent quality, predictable supply, and operational excellence," said Matt Massengill, chairman and chief executive officer of Western Digital. "With this focus, we were able to significantly improve our position with leading PC OEM customers in the March quarter."

      On the new product front in the third quarter, Massengill noted that Western Digital "continued to meet the industry's demand for high-capacity, high-performance desktop hard drives with shipments of our new WD Caviar(R) 7200 RPM 250 GB drive based on 80 GB-per-platter technology and we successfully launched the WD Raptor(TM) hard drive in the enterprise market -- the industry's first 10,000 RPM Serial ATA drive."

      The Company's investment community conference call to discuss its third quarter results and June quarter outlook will be broadcast live over the Internet today at 2 p.m. PDT/5 p.m. EDT. The live and archive audio webcast and Investor Information Summary will be available in the Conference Calls section of the Western Digital Web site at http://www.westerndigital.com/invest. A telephone replay at 402.530.7904 will be available through May 5, 2003.

Western Digital Reports EPS of $.26, Revenue of $706 Million,
10.3 Million Units Shipped For Fiscal Q3; Year-Over-Year
Revenue Growth Of 19%, Net Income Rises 184%
Page 3


ABOUT WESTERN DIGITAL

     Western Digital, one of the storage industry's pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The Company produces reliable, high-performance hard drives that keep users' data close-at-hand and secure from loss.

     Western Digital was founded in 1970. The Company's storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Visit the Investor section of the Company's Web site (www.westerndigital.com) to access a variety of financial and investor information.

     This release contains forward-looking statements, including statements relating to our earnings leverage and the financial efficiency of our business and operating model. The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: levels of operating expense and product cost; supply and demand conditions in the hard drive industry; uncertainties related to the development and introduction of products based on new technologies; changes in product and customer mix; pricing trends; actions by competitors; successful entry into new markets by the Company; and other factors discussed in our recent SEC filings, including but not limited to our Form 10-K for fiscal 2002. We undertake no obligation to update or alter our forward-looking statements to reflect new information or events or for any other reason.

                                       ###

Western Digital, WD Caviar and the Western Digital logo are registered trademarks and WD Raptor is a trademark of Western Digital Technologies, Inc.

                           WESTERN DIGITAL CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                       ----------------------------------------     ----------------------------
                                                        MAR. 28,       DEC. 27,       MAR. 29,        MAR. 28,        MAR. 29,
                                                          2003           2002           2002            2003            2002
                                                       ----------     ----------     ----------     ------------     -----------
Revenue, net .....................................     $ 705,839      $ 749,490      $ 594,867      $ 2,038,238      $1,610,480
Cost of revenue ..................................       583,819        605,409        513,849        1,688,494       1,402,897
                                                       ---------      ---------      ---------      -----------      ----------
Gross margin .....................................       122,020        144,081         81,018          349,744         207,583
                                                       ---------      ---------      ---------      -----------      ----------
Operating expenses:
      Research and development ...................        34,726         34,410         31,443          101,050          89,500
      Selling, general and administrative ........        30,205         33,628         28,774           90,277          84,636
                                                       ---------      ---------      ---------      -----------      ----------
           Total operating expenses ..............        64,931         68,038         60,217          191,327         174,136
                                                       ---------      ---------      ---------      -----------      ----------
Operating income .................................        57,089         76,043         20,801          158,417          33,447
Net interest and other (expense) income ..........          (316)          (780)          (334)          (2,365)          1,908
                                                       ---------      ---------      ---------      -----------      ----------


Income from continuing operations
      before income taxes ........................        56,773         75,263         20,467          156,052          35,355
Income tax (expense) benefit .....................        (2,271)        (2,223)         1,624           (6,295)          1,624
                                                       ---------      ---------      ---------      -----------      ----------


Income from continuing operations ................        54,502         73,040         22,091          149,757          36,979
Discontinued operations ..........................            --          1,320         (2,893)           1,320          15,331
                                                       ---------      ---------      ---------      -----------      ----------
Net income .......................................     $  54,502      $  74,360      $  19,198      $   151,077      $   52,310
                                                       =========      =========      =========      ===========      ==========


Diluted income per common share:

Income from continuing operations ................     $     .26      $     .36      $     .11      $       .74      $      .19
Discontinued operations ..........................            --            .00           (.01)             .00             .08
                                                       ---------      ---------      ---------      -----------      ----------
                                                       $     .26      $     .36      $     .10      $       .74      $      .27
                                                       =========      =========      =========      ===========      ==========

Common shares used in computing per share amounts:

Diluted ..........................................       207,724        204,123        198,355          202,890         192,372
                                                       =========      =========      =========      ===========      ==========

                           WESTERN DIGITAL CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                               MAR. 28,       JUN. 28,
                                                                 2003           2002
                                                               ---------      ---------
                                     ASSETS

Current assets:
      Cash and cash equivalents ..........................     $ 347,060      $ 223,728
      Accounts receivable, net ...........................       195,738        218,832
      Inventories ........................................       110,663         73,395
      Other ..............................................        13,374         11,554
                                                               ---------      ---------
           Total current assets ..........................       666,835        527,509
Property and equipment, net ..............................       117,162        107,520
Other, net ...............................................           543          1,651
                                                               ---------      ---------
           Total assets ..................................     $ 784,540      $ 636,680
                                                               =========      =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable ...................................     $ 348,332      $ 302,998
      Accrued expenses ...................................       132,108        103,474
      Convertible debentures .............................            --         86,204
                                                               ---------      ---------
           Total current liabilities .....................       480,440        492,676
Other ....................................................        28,016         41,142
Shareholders' equity:
      Common stock .......................................         1,983          1,954
      Additional paid-in capital .........................       639,316        617,200
      Accumulated deficit ................................      (365,215)      (516,292)
                                                               ---------      ---------
           Total shareholders' equity ....................       276,084        102,862
                                                               ---------      ---------
           Total liabilities and shareholders' equity ....     $ 784,540      $ 636,680
                                                               =========      =========